COMPUTERSHARE

                              COMPUTERSHARE, INC.

                              PROPOSAL TO SERVE AS

                             SUBSCRIPTION AGENT FOR

                 LIBERTY ALL-STAR EQUITY FUND'S RIGHTS OFFERING


A.     FEES FOR SERVICES *

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$   12,500.00    Project Management Fee
$        9.50    Per subscription form processed (registered and beneficial)
$       12.50    Per defective subscription form received
$       12.50    Per notice of guaranteed delivery received
$        2.00    Per broker split certificate issued
$        3.00    Per sale of right (if applicable)
$        5.50    Per invoice mailed  (if applicable)
$        1.75    Per refund check issued and mailed (if applicable)
$        5.00    Per solicitation check processed and mailed (if applicable)
$       12.50    Per withdrawal of subscription certificate (if applicable)
$       50.00    Per wire (if applicable)
$    2,500.00    New York window fee for Midnight expiration(if applicable)
$    2,500.00    Per offer extension
$    5,000.00    Minimum  charge  should the project be canceled  for any reason prior to the mailing of the subscription form
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*EXCLUDES OUT-OF-POCKET EXPENSES AS DESCRIBED IN SECTION C, "ITEMS NOT COVERED"

B.     SERVICES COVERED

       * Designating an operational team to carry out Subscription Agent duties, including document review and execution of legal agreement, review of subscription form and communication materials, project management, and on-going project updates and reporting

       * Calculating Rights to be distributed to each shareholder and printing shareholder information on the subscription form

       *  Issuing and mailing subscription forms to registered shareholders

       *  Tracking and reporting the number of exercises made, as required

       *  Processing Rights received and exercised

       * Deposit participant checks daily and forward all participant funds to LIBERTY ALL-STAR EQUITY FUND at the end of the offering period

       *  Providing receipt summation of checks received

       *  Affixing legends to appropriate stock certificates, where applicable

       *  Issuing and mailing stock certificates and/or checks

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       *  Interfacing with the Information Agent

       * Calculating, issuing and mailing of proration and/or over-subscription checks if applicable

       *  Calculating, issuing, mailing and collecting invoices if applicable

       *  Calculating, issuing and mailing of solicitation checks if applicable

C.     ITEMS NOT COVERED

       * Items not specified in the "Services Covered" section set forth in this Agreement, including any services associated with new duties, legislation or regulatory fiat which become effective after the date of this Agreement (these will be provided on an appraisal basis)

       * All out-of-pocket expenses such as telephone line charges, overprinting, certificates, checks, postage, stationery, wire transfers, and excess material disposal (these will be billed as incurred)

       *  Reasonable legal review fees if referred to outside counsel

       * Overtime charges assessed in the event of late delivery of material for mailings unless the target mail date is rescheduled

D.     ASSUMPTIONS

       * Proposal based upon document review and information known at this time about the transaction.

       * Significant changes made in the terms or requirements of this transaction could require modifications to this proposal

       *  Proposal must be executed prior to the initial mailing

       * Company responsible for printing of materials (Rights Card, Prospectus and ancillary documents)

       * Material to be mailed to shareholders must be received no less than five (5) business days prior to the start of the mailing project

       *  Interest shall accrue to the company at 85% of the Federal Funds Rate


E.     PAYMENT FOR SERVICES

       The Project Management Fee will be rendered and payable on the effective date of the transaction. An invoice for any out-of-pockets and per item fees realized will be rendered and payable on a monthly basis, except for postage expenses in excess of $5,000. Funds for such mailing expenses must be received one (1) business day prior to the scheduled mailing date, provided, however, that the Agent shall provide five (5) business days' notice of any such amount to be paid.

       COMPUTERSHARE, INC.                    LIBERTY ALL-STAR EQUITY FUND, INC.

       By:                                    By:
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               Erik Schwendenman

       Title: Director, Business Development  Title:
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       Date:         8/13/07                  Date:
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